As filed with the Securities and Exchange Commission on March 8, 2004.

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

THE TIMKEN COMPANY

(Exact name of registrant as specified in its charter)

Ohio	34-0577130
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1835 Dueber Avenue, S.W., Canton, Ohio 44706-2798
(Address of principal executive offices including zip code)

THE RAIL BEARING SERVICE EMPLOYEE SAVINGS PLAN
(Full title of the plan)

Scott A. Scherff
Corporate Secretary and Assistant General Counsel
1835 Dueber Avenue, S.W.
Canton, Ohio 44706-2798
(Name and address of agent for service)

(330) 438-3000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		Maximum	Maximum
Securities	Amount	Offering	Aggregate	Amount of
to be	to be	Price Per	Offering	Registration
Registered (1)	Registered	Share	Price (2)(3)	Fee
Common Stock without par value	10,000 shares	$22.26	$222,600	$28.21

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate amount of interests to be offered pursuant to The Rail Bearing Service Employee Savings Plan (the “Plan”).

(2)	Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act on the basis of the average of the high and low sale prices for Common Stock on the New York Stock Exchange on March 1, 2004.

(3)	Estimated solely for the purposes of determining the registration fee.

     Pursuant to General Instruction E to Form S-8, the contents of the registration statement on Form S-8 (Registration No. 333-45753) as filed with the Securities and Exchange Commission on February 6, 1998, to register the Common Shares, without par value, of the Registrant to be issued under the Plan are hereby incorporated by reference. This registration statement on Form S-8 is filed for the purpose of registering an additional 10,000 Common Shares of the Registrant under the Plan.

Item 8. Exhibits.

     The following Exhibits are being filed as part of this registration statement:

5	Opinion of Counsel
23(a)	Consent of Independent Auditors
23(b)	Consent of Counsel (included in Exhibit 5)
24	Power of Attorney

SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canton, State of Ohio, on this 8th day of March 2004.

THE TIMKEN COMPANY

By:	/s/Scott A. Scherff

Scott A. Scherff
Corporate Secretary and Assistant General Counsel

     The Registrant. Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President, Chief Executive Officer and Director (Principal Executive Officer)	March 8, 2004
James W. Griffith

*	Executive Vice President — Finance and Administration (Principal Financial Officer)	March 8, 2004
Glenn A. Eisenberg

*	Senior Vice President — Finance and Controller (Principal Accounting Officer)	March 8, 2004
Sallie B. Bailey

*	Director	March 8, 2004
W.R. Timken, Jr.

*	Director	March 8, 2004
Stanley C. Gault

*	Director	March 8, 2004
John A. Luke, Jr.

*	Director	March 8, 2004
Robert W. Mahoney

*	Director	March 8, 2004
Jay A. Precourt

*	Director	March 8, 2004
Joseph W. Ralston

*	Director	March 8, 2004
Frank C. Sullivan

*	Director	March 8, 2004
John M. Timken, Jr.

*	Director	March 8, 2004
Ward J. Timken

*	Director	March 8, 2004
Ward J. Timken, Jr.

*	Director	March 8, 2004
Joseph F. Toot, Jr.

Director

Martin D. Walker

*	Director	March 8, 2004
Jacqueline F. Woods

*	This Registration Statement has been signed on behalf of the above-named directors and officers of the Company by Scott A. Scherff, Corporate Secretary and Assistant General Counsel of the Company, as attorney-in-fact pursuant to a power of attorney filed with the Securities and Exchange Commission as Exhibit 24 to this registration statement.

DATED: March 8, 2004	By:	/s/Scott A. Scherff

Scott A. Scherff, Attorney-in-Fact

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canton, State of Ohio, on this 8th day of March 2004.

THE RAIL BEARING SERVICE EMPLOYEE SAVINGS PLAN

By:	/s/Scott A. Scherff

Scott A. Scherff
Corporate Secretary and
Assistant General Counsel

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
5	Opinion of Counsel
23(a)	Consent of Independent Auditors
23(b)	Consent of Counsel (included in Exhibit 5)
24	Power of Attorney